Exhibit 99.1

3D Systems Submits Binding Offer to Stratasys

Urges Stratasys Shareholders to Send a Clear Message to the Stratasys Board by VOTING NO on the

Value-Destructive Desktop Metal Transaction on September 28th

Delivers Executed Merger Agreement to Present Stratasys Shareholders With a Certain, Value-Creating

Alternative to the Desktop Metal Transaction in an Actionable Form

ROCK HILL, South Carolina, September 13, 2023 – 3D Systems (NYSE:DDD) (the “Company”) today announced that it has delivered a signed merger agreement to Stratasys Ltd. (NASDAQ: SSYS) (“Stratasys”), substantially in the form shared with the Stratasys Board on September 6, 2023, and as required, will now be filed on Form 8-K with the SEC by 3D Systems. The binding offer presents shareholders with a certain, superior alternative to Stratasys’ planned acquisition of Desktop Metal (NYSE: DM) and can be countersigned by Stratasys following termination of its merger agreement with Desktop Metal. 3D Systems urges Stratasys shareholders to VOTE NO on the value-destructive Desktop Metal transaction at the September 28, 2023 Extraordinary General Meeting of Shareholders (“EGM”).

A vote against the Desktop Metal transaction will send a clear message to the Stratasys Board of Directors to accept 3D Systems’ offer. 3D Systems’ merger agreement offers Stratasys shareholders the ability to enter into a transaction that creates unparalleled scale, significant cost synergies to enhance financial performance and opportunities to invest in long-term growth. 3D Systems’ binding offer will expire on October 5, 2023, giving the Stratasys Board five business days following the conclusion of Stratasys’ EGM to accept 3D Systems’ superior offer and secure certain value.

President and CEO Dr. Jeffrey Graves stated, “Stratasys shareholders are incredibly skeptical of the recent decisions made by Stratasys’ management team and Board, and remain deeply concerned about a potential acquisition of Desktop Metal. In fact, since Stratasys’ rejection of our latest proposal earlier this week, we have heard directly from a significant number of Stratasys shareholders who have urged us to provide them with an alternative. We are now making a binding offer that we believe is worth more than $27 per share1 to Stratasys shareholders, inclusive of synergies. We note that Stratasys’ current share price is approaching a 10-year low, trading down close to $12 after their rejection of our proposal, which we believe is starting to reflect the market’s valuation of the Desktop Metal combination.”

Dr. Graves continued, “It became apparent in our discussions with Stratasys that we were facing an entrenched Board that was only interested in the appearance of engagement to appease shareholders amidst a heated proxy contest, and cared little about delivering true shareholder value. There is no question of the value of our proposal, as Stratasys, even in its attempts to paint our offer negatively, affirmed $74 to $88 million in projected cost synergies, which creates significantly more value for Stratasys shareholders than the Desktop Metal transaction.”

3D Systems believes that Stratasys’ reasons for rejecting the Company’s proposal and its refusal to continue negotiations were either well-known to Stratasys and investors when Stratasys determined that 3D Systems’ July 13 proposal was likely to lead to a superior proposal, or misleading, self-interested and overly focused on short-term prospects. While near-term share prices for all companies in the sector have been pressured, the long-term trajectories of Stratasys and 3D Systems remain fundamentally unchanged in the past two months, raising serious questions to the credibility of Stratasys’ evaluation of the 3D Systems proposal. Most importantly, Stratasys affirmed that the 3D Systems combination would generate significantly more synergies, and therefore value creation, than any other available alternative.

[1]

Calculated as market value of latest 3D Systems proposal as of September 6th, 2023 adding capitalized value of synergies per Stratasys share. Capitalized value of synergies per Stratasys share equals: $110 million in cost synergies, as estimated by 3D Systems (noting that Stratasys has now publicly confirmed $74-$88 million of cost synergies for a combination with 3D Systems), multiplied by 15x, multiplied by 46% Stratasys ownership in pro forma entity, divided by 72.8mm Stratasys fully diluted shares outstanding.

In its rejection of 3D Systems’ September 6th proposal, Stratasys reiterated its commitment to supporting the Desktop Metal merger as its preferred alternative. 3D Systems believes, along with a significant portion of Stratasys’ own shareholders, that the Desktop Metal transaction is based on a speculative valuation, a highly unlikely long-term financial forecast and inferior technology. This is coupled with Desktop Metal’s history of value destruction through poorly timed acquisitions with no track record of integrating those acquisitions.

Dr. Graves concluded, “Put simply, we do not believe that the Desktop Metal transaction will drive the unprecedented growth Stratasys states it will. Ahead of their upcoming vote, Stratasys shareholders have a choice to make: either vote for a Stratasys and Desktop Metal combination and endure a prolonged path of value destruction, or VOTE NO on the Desktop Metal transaction to encourage real tangible change. We await the opportunity to execute on our proposed transaction in order to redefine leadership in the additive manufacturing industry, capture immediate financial opportunity, position both of our businesses for long-term success and above all else, maximize shareholder value for both 3D Systems and Stratasys shareholders.”

Goldman Sachs & Co. LLC is acting as exclusive financial advisor and Freshfields Bruckhaus Deringer (US) LLP, together with Herzog, Fox & Neeman in Israel, is acting as legal counsel to 3D Systems.

About 3D Systems

More than 35 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading additive manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction – empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in healthcare and industrial markets such as medical and dental, aerospace & defense, automotive, and durable goods. More information on the company is available at www.3DSystems.com.

Forward-Looking Statements

Certain statements made in this document that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the SEC, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. In particular, we note that there is no assurance that a definitive agreement for the transaction referenced in this document will be entered into or consummated or that integration will be successful or synergies will be realized if such transaction were to be consummated. In addition, we note that Stratasys is not able to countersign a merger agreement with 3D Systems without first terminating Stratasys’ merger agreement with Desktop Metal, Inc. (“Desktop Metal”) and that the mutual consent of both Stratasys and Desktop Metal is necessary for termination of the Desktop Metal merger agreement. We also note that Stratasys continues to recommend in favor of the Desktop Metal merger agreement, which remains in full force and effect, and that the vote by Stratasys shareholders on the Desktop Metal merger agreement has not yet occurred but is scheduled for September 28, 2023 based on Stratasys’ public filings. Business combination proposals, transactions and integrations are subject to numerous risks and uncertainties. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances, or otherwise, except as required by law.

All references to the binding nature of the offer and merger agreement being proposed by 3D Systems, whether in a press release, presentation, other document or public statement, are subject to the contents of the escrow letter that has been delivered to Stratasys and will be on file publicly with the SEC.

Additional Information

This communication does not constitute an offer to buy or sell or the solicitation of an offer to sell or buy any securities. This communication relates to a proposal which 3D Systems has made for a business combination with Stratasys. In furtherance of this proposal and subject to future developments, 3D Systems (and, if a negotiated transaction is agreed, Stratasys) may file one or more registration statements, proxy statements, tender offer statements, prospectuses or other documents with the SEC. This communication is not a substitute for any registration statement, proxy statement, tender offer statement, prospectus or other document that 3D Systems and/or Stratasys may file with the SEC in connection with the proposed transaction.

Investors and security holders of 3D Systems and Stratasys are urged to read the registration statement(s), proxy statement(s), tender offer statement(s), prospectus(es) and/or other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction. Any definitive proxy statement(s), tender offer statement(s) or prospectus(es) (if and when available) will be mailed to stockholders of 3D Systems and/or Stratasys, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by 3D Systems through the web site maintained by the SEC at http://www.sec.gov.

This document shall not constitute an offer to buy or sell or the solicitation of an offer to sell or buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, 3D Systems and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about 3D Systems’ executive officers and directors in 3D Systems’ definitive proxy statement filed with the SEC on April 5, 2023. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements, tender offer statements, prospectuses or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website at http://www.sec.gov.

Contacts

Investors:

3D Systems

investor.relations@3dsystems.com

MacKenzie Partners, Inc.

Dan Burch / Bob Marese

dburch@mackenziepartners.com / bmarese@mackenziepartners.com

U.S. Media:

FTI Consulting

Pat Tucker / Rachel Chesley / Kyla MacLennan

3DSystems@fticonsulting.com

Israel Media:

Gelbart-Kahana Investor Relations

Aviram Uzi

aviram@gk-biz.com

+972-525329103